Exhibit 4.2

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE  PROSPECTUS OF TELANETIX, INC. DATED [    •    ], 2010, AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE BANK OF NEW YORK MELLON, THE SUBSCRIPTION AGENT.

RIGHTS CERTIFICATE #: _______                                                                                                                                                 NUMBER OF RIGHTS: _____

TELANETIX, INC.

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Telanetix, Inc. (the "Company") is offering (the "Rights Offering") to its stockholders of record (the "Recordholders") as of [●] (the "Record Date") non-transferable rights (the "Subscription Rights") to purchase up to an aggregate of 77,881,027 shares of its common stock, $0.0001 par value per share (the "Common Stock"), at a subscription price of $0.0385202935 per share (the "Subscription Price"). As described in the Company's prospectus dated [●] (the "Prospectus"), each Subscription Right includes (i) a basic subscription privilege that entitles the holder to subscribe to purchase 0.2260240464 shares of Common Stock for every share of Common Stock owned as of the Record Date (the "Basic Subscription Privilege") and (ii) an over-subscription privilege that entitles the holder, if such holder exercises its Basic Subscription Privilege in full, to subscribe to purchase 1.1386829059 shares of Common Stock for every share of Common Stock owned as of the Record Date (the "Over-Subscription Privilege").  The price per share under both the basic subscription privilege and the over-subscription privilege is equal to the Subscription Price. Subscription Rights may only be exercised in whole numbers; the Company will not issue fractional rights and will round all of the Subscription Rights down to the nearest whole number.

The Rights Offering expires at 5:00 p.m., Eastern time, on [●], 2010 (the "Expiration Date") unless the Company decides, in its sole discretion, to extend the expiration date.

Under the terms of the promissory notes the Company issued on July 2, 2010 to affiliates of Hale Capital Partners, LP (collectively, "Hale"), the Company agreed to use the gross proceeds of the Rights Offering to redeem an aggregate of $3.0 million of principal amount of such notes. To the extent the gross proceeds of the Rights Offering are less than $3.0 million, the Company and Hale agreed that Hale would exchange the principal amount to be redeemed (up to $3.0 million) for shares of Common Stock at an exchange price equal to the Subscription Price.  The Company paid Hale an aggregate of $60,000 in consideration of the foregoing.  In addition, the Company has agreed to pay Hale upon completion of the Rights Offering an amount of cash equal to the accrued and unpaid interest in respect of the principal amount of the notes redeemed or exchanged for shares of Common Stock in connection with the Rights Offering.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. Please also read carefully the document entitled, "Instructions for Use of Subscription Rights Certificates," which has been provided to you with this Subscription Rights Certificate.

1. EXERCISE OF SUBSCRIPTION RIGHTS

(Check the appropriate responses and provide all required information)

You have been granted the number of Subscription Rights indicated in the upper right hand corner of this Subscription Rights Certificate.

A.           FULL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

☐
The undersigned hereby irrevocably exercises in full the Basic Subscription Privilege and subscribes for ______________________ shares of Common Stock (which equals the number of Subscription Rights indicated in the upper right hand corner multiplied by 0.2260240464, rounded down to the nearest whole share).

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B.	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE (requires full exercise of Basic Subscription Privilege):

☐
The undersigned hereby irrevocably applies for ______________________ additional shares of Common Stock pursuant to the Over-Subscription Privilege (which equals no more than the number of Subscription Rights indicated in the upper right hand corner multiplied by 1.1386829059, rounded down to the nearest whole share).

C.           PARTIAL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

☐
The undersigned hereby irrevocably exercises only a portion of its Basic Subscription Privilege and subscribes for ______________________ shares of Common Stock (Note: The number inserted in the blank to the left should be calculated by multiplying 0.2260240464 by no more than the number of Subscription Rights indicated in the upper right hand corner, rounded down to the nearest whole share).

D.           METHOD OF PAYMENT (CHECK ONE):

TOTAL SHARES SUBSCRIBED FOR*:
TOTAL SUBSCRIPTION AMOUNT**: $

* This number should be either (i) the sum of the numbers in paragraphs A and B, above, or (ii) the number in C, above.
** This amount should equal the "Total Shares Subscribed For" multiplied by $0.0385202935

☐	Cashier's or certified check drawn on a U.S. bank made payable to the Subscription Agent (if paying by check, please reference your Subscription Rights Certificate number on your check).

By executing this Subscription Rights Certificate below, the undersigned hereby acknowledges and agrees to the following terms and conditions:

1.
At the time of submitting this Subscription Rights Certificate for Common Stock, the undersigned agrees to deliver the full purchase price for all shares to be purchased. Failure to deliver the full purchase price will result in The Bank of New York Mellon (the "Subscription Agent") applying the payment received to exercise the Basic Subscription Privilege of the undersigned and, if applicable, any accepted Over-Subscription Privilege to the fullest extent possible based on the amount of payment received, subject to the elimination of fractional shares. To the extent the undersigned subscribes for more shares of Common Stock than the undersigned is entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege and the undersigned has included the purchase price therefor, the excess payment will be returned to the undersigned. The purchase price must be paid as directed in the Prospectus and in the document entitled, "Instructions for Use of Subscription Rights Certificates."

2.
Certificates representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the offering in accordance with the terms of the Prospectus.

3.	The undersigned agrees to all terms and conditions of the Prospectus, which is incorporated herein by reference, and of this Subscription Rights Certificate.

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THE SUBSCRIPTION RIGHTS CERTIFICATE, OR NOTICE OF GUARANTEED DELIVERY, AND FULL PAYMENT OF THE TOTAL SUBSCRIPTION AMOUNT FOR ALL SHARES OF COMMON STOCK SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION PRIVILEGE AND ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE. ONCE A RECORDHOLDER HAS EXERCISED ANY SUBSCRIPTION RIGHTS, SUCH EXERCISE MAY NOT BE CANCELLED, REVOKED OR OTHERWISE AMENDED. SUBSCRIPTION RIGHTS THAT ARE NOT EXERCISED BEFORE 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE WILL EXPIRE.

2. REGISTRATION OF SHARES

Shares purchased by the undersigned will be registered in the name of the shareholder to whom the Subscription Rights have been issued.

3. SIGNATURES

IN WITNESS WHEREOF, I (we) have irrevocably exercised my (our) Subscription Rights as indicated above, and I (we) have executed this certificate, and returned this Subscription Rights Certificate to the Subscription Agent, together with full payment for the shares subscribed for.

Signature Date	Signature Date

If the shares of the Recordholder are held in joint tenancy, the names and signatures of both joint tenants are required. If this Subscription Rights Certificate is being executed on behalf of a Recordholder by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, and the shares were not issued to such Recordholder in such manner, the person so executing must give his or her full title in such capacity, and proper evidence of authority to act in such capacity must be furnished to the Subscription Agent upon request.

Return this Certificate

By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
c/o BNY Mellon Shareowner Services	c/o BNY Mellon Shareowner Services
Attn: Corporate Actions Dept.	Attn: Corporate Actions Dept. - 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.

FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, INCLUDING INSTRUCTIONS ON THE USE OF SUBSCRIPTION RIGHTS CERTIFICATES, PLEASE CONSULT BNY MELLON SHAREOWNER SERVICES (WORKING IN CONJUNCTION WITH THE BANK OF NEW YORK MELLON), THE INFORMATION AGENT. BANKS AND BROKERS SHOULD CALL [•] AND STOCKHOLDERS SHOULD CALL [•].

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